©
Copyright 2010 EMC Corporation. All rights reserved.
EMC to Acquire Isilon
Joe Tucci
Chairman & CEO, EMC Corporation
Pat Gelsinger
President & COO, EMC Corporation
Sujal Patel
President & CEO, Isilon
David Goulden
EVP & CFO, EMC Corporation
Exhibit 99.1

©
Copyright 2010 EMC Corporation. All rights reserved.
Important Information
This presentation (this "Statement") relates to a planned tender offer by Electron Merger Corporation ("Purchaser"), a wholly owned subsidiary of EMC Corporation ("EMC"), for all shares of outstanding common stock of Isilon Systems, Inc.
("Isilon"), to be commenced pursuant to an Agreement and Plan of Merger, dated as of November 14, 2010, by and among EMC, the Purchaser and Isilon.
The tender offer referred to in this Statement has not yet commenced. This Statement is neither an offer to purchase nor a solicitation of an offer to sell any shares of Isilon. The solicitation and the offer to buy shares of Isilon common stock will be made pursuant to an offer to purchase and related materials that EMC and Purchaser intend to file with the U.S.
Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, EMC and Purchaser intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer and Isilon intends to file a Solicitation/Recommendation Statement on Schedule
14D-9 with respect to the tender offer. EMC, Purchaser and Isilon intend to mail these documents to the stockholders of
Isilon. These documents will contain important information about the tender offer and stockholders of Isilon are urged to read them carefully when they become available. Investors and stockholders of Isilon will be able to obtain a free copy of these documents (when they become available) and other documents filed by EMC, Purchaser and Isilon with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the tender offer statement and related materials may be obtained for free (when they become available) by directing such requests to EMC Corporation at Attention: Office of the
General Counsel, 176 South Street, Hopkinton, MA 01748.  Investors and stockholders of Isilon may obtain a free copy of the solicitation/recommendation statement and other documents (when they become available) from Isilon by directing requests to Isilon Systems, Inc. at Attention: Investor Relations Department, 3101 Western Avenue Seattle, Washington
98121.

©
Copyright 2010 EMC Corporation. All rights reserved.
Forward-Looking Statements
This presentation contains “forward-looking statements” as defined under the Federal Securities Laws.  Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixtur of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x)
insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; and (xiv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission.  EMC disclaims any obligation to update any such forward-looking statements after the date of this presentation.

4 © Copyright 2010 EMC Corporation. All rights reserved. Joe Tucci Chairman & CEO EMC Corporation

©
Copyright 2010 EMC Corporation. All rights reserved.
EMC Signs Definitive Agreement
To Acquire Isilon
•
EMC To Acquire All Outstanding Shares For $33.85 / Share
•
29% Premium To Friday’s Closing Price, 18% Premium To Closing Price On
Day Of Isilon’s
Q3 Earnings Call (10/21)
•
Total Enterprise Value Of ~$2.25 Billion

6 © Copyright 2010 EMC Corporation. All rights reserved. Pat Gelsinger President & COO EMC Corporation

The “
Big Data”
Opportunity
•
Data Volumes Are Expected To Grow 44x By 2020
–
Growth In Unstructured Data Will Be 3x Structured Data
•
New Requirements For Managing Big Unstructured Data
–
Scale-Out NAS Storage (Isilon)
–
Object Storage (Atmos)
•
$2B Opportunity Going To
$6B By 2014 (36.7% CAGR)
•
Storage Infrastructure For
Private / Public Clouds
Scale-Out NAS ($B)
$0.5
$1.18
$1.69
$2.51
$3.65
$4.69
$5.35
$6.12

©
Copyright 2010 EMC Corporation. All rights reserved.

SAP
ORACLE
Microsoft
EMC²
EMC²
ISILON
EMC²

EMC²
where information lives

Isilon Is Very Complementary To EMC
Enterprise Applications “Big Data” Applications
Geophysical
Exploration
Media Editing
& Rendering
Gene
Sequencing
ERP
Email
Document
Mgmt
SAN & NAS (VMAX, Unified)
Scale Out NAS (Isilon)
Object Storage (Atmos)

©
Copyright 2010 EMC Corporation. All rights reserved.

Data Distribution
ebay
at&t
BROAD INSTITUTE
SONY

EMC2
where information lives

EMC : A Complete Solution For Big Data
EMC Atmos
Object Storage
(SOAP, REST)
Performance
Single Location
Isilon
Scale Out NAS
(CIFS, NFS)
Globally Distributed

©
Copyright 2010 EMC Corporation. All rights reserved.

SAP
ORACLE
Microsoft
EMC2
EMC2
EMC2
EMC2
EMC2
EMC2

EMC2 where information lives

©
Copyright 2010 EMC Corporation. All rights reserved.
The EMC Big Picture
Information
Protection & Security (Data Domain, Avamar, RSA)
Enterprise Applications “Big Data” Applications
Geophysical
Exploration
Media Editing
& Rendering
Gene
Sequencing
ERP
Email
Document
Mgmt
SAN & NAS (VMAX, Unified)
Analytics
(Greenplum)
Scale Out NAS (Isilon)
Object Storage (Atmos)

11 © Copyright 2010 EMC Corporation. All rights reserved. Sujal Patel President & CEO Isilon Systems

Adobe SONY ARM NAVTEQ PetroChina

NBC BROAD INSTITUTE Kodak Gallery Bristol-Myers Squibb MERCK abc

EMC² where information lives

•
Founded In 2001; Headquartered in Seattle, WA
•
Seasoned Management Team; 500 Employees
•
Leading Provider Of Scale-Out NAS Storage Solutions
•
2010 Revenues Forecast At ~$200 Million
•
77% YOY Growth, 1500 Customers
About Isilon

©
Copyright 2010 EMC Corporation. All rights reserved.

©
Copyright 2010 EMC Corporation. All rights reserved.
Isilon Use Case: Kodak
Scale-Out NAS For The World’s Leading Online Photo Website
•
Challenge
–
25 Million Users, 2BN Images
–
Reduce capital & operating costs
–
Deliver unsurpassed reliability
–
Add multiple TB/day
•
Solution: Isilon IQ
–
Scaled from 10 TB to 10 PB w/o adding
any IT staff
–
More than $600K/yr in operating
savings
–
Eliminated 360 different file systems
–
Major reduction in capital costs
“With our legacy systems we
had more than 360 separate
network volumes and with
Isilon we’ve increased
capacity by 20X with only a
handful of volumes to
manage.”
Sonja Erickson
VP, Technical Operations
Kodak Gallery

©
Copyright 2010 EMC Corporation. All rights reserved.
Isilon Use Case: Sony
Scale-Out NAS For World Leader in Entertainment
• Challenge
– VFX, Blu-Ray and online music
– Time-to-market critical
– Monetize new and existing content
– High performance and scalability a must
• Solution: Isilon IQ
– Core underpinning of Sony’s IT
infrastructure
– Unified disparate content silos to
accelerate new content creation
– Sped time-to-market across multiple
business sectors
– Hundreds of TBs requires less than one
FTE
“With Isilon, we can
eliminate tedious, manual
data migration tasks and
better utilize our existing
storage, while also freeing
valuable human resources
for higher-order priorities.
The cost-savings potential is
significant.”
Nick Bali
Engineer
Sony Imageworks

©
Copyright 2010 EMC Corporation. All rights reserved.
Isilon Use Case: Broad Institute
Scale-Out NAS For World Leader in Genomic Research
• Challenge
– Multiple TB/day data growth
– Limited IT Staff
– High capacity and performance needs
• Solution: Isilon IQ
– Sustained more than five-fold increase
in data w/o adding any IT staff
– On-demand scaling minimizes capital
costs
– Single file system and point of
management minimizes operating
costs
– Multi-path I/O performance ideal for
accelerating sequencer analysis
“With Isilon, we’ve been able
to grow a single file system
to over three petabytes,
while still maintaining the
data throughput necessary
to power our workflow and
advance our research.”
Matthew Trunnell
Manager of Research Computing
The Broad Institute

©
Copyright 2010 EMC Corporation. All rights reserved.
Benefits For Isilon
•
EMC Vision & Strategy
–
Isilon
Product Line Is Now An Integral Part Of EMC’s Vision For Private
/ Public Cloud Computing
•
EMC Products & Technology
–
Best Of Breed Portfolio
–
Relevant To The Future Of The Data Center & IT
•
Scale
–
Leverage EMC Sales Team, Partner Network, Customer Base, Service
Capability, to Accomplish Goals

17 © Copyright 2010 EMC Corporation. All rights reserved. Pat Gelsinger President & COO EMC Corporation

©
Copyright 2010 EMC Corporation. All rights reserved.
Summary
Apply The “EMC Effect”
To Isilon
• History Of Successful Integration And Growth
– VMware, Data Domain, Avamar
• Big Market Opportunity
– “Big Data” :  Unstructured Data Growing 3x Structured Data
– $2BN Opportunity Growing To $6BN By 2014, 36.7% CAGR
• Leading Product Portfolio For Managing “Big Data”
– Isilon : Scale Out NAS, Atmos : Object Storage
• Revenue Acceleration
– ~12,000 Go-To-Market Personnel vs. ~120 For Isilon
– Scale Out NAS & Object To Be $1 Billion Run Rate During 2H 2012

19 © Copyright 2010 EMC Corporation. All rights reserved. David Goulden EVP & CFO EMC Corporation

©
Copyright 2010 EMC Corporation. All rights reserved.
EMC Signs Definitive Agreement
To Acquire Isilon
• EMC To Acquire All Outstanding Shares For $33.85 / Share
• 29% Premium To Friday’s Closing Price, 18% Premium To Closing Price
On Day Of Isilon’s Q3 Earnings Call (10/21)
• Total Enterprise Value Of ~$2.25 Billion
• No Impact To EMC GAAP And Non-GAAP Earnings In 2010
• Accretive To Non-GAAP Earnings In 2011
• $1 Billion Run Rate Revenue From Isilon And Atmos During 2H 2012

21 © Copyright 2010 EMC Corporation. All rights reserved. Questions